POWER OF ATTORNEY

      I, the undersigned member of the Board of Trustees of Ameristock ETF Trust (the "Trust"), hereby constitute and appoint Howard Mah, Nicholas D. Gerber, and Suzan M. Barron and each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacity, all Registration Statements of the Trust on Form N-1A, Form N-8A or any successor thereto, any and all subsequent Amendments, Pre-Effective Amendments, and Post- Effective Amendments to said Registration Statements on Form N-1A or any successor thereto, any Registration Statement on Form N-14, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact may do or cause to be done by virtue hereof.

      This power of attorney is effective for all documents filed on or after October 15, 2007

      IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 15th day of October 2007.


/s/ Nicholas D. Gerber
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Nicholas D. Gerber


/s/ Stephen J. Marsh
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Stephen J. Marsh


/s/ Andrew Ngim
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Andrew Ngim


/s/ Alev Efendioglu
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Alev Efendioglu


/s/ Steven A. Wood
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Steven A. Wood